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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 10, 1998

                                    KTI, INC.
               (Exact name of Registrant as specified in Charter)

        New Jersey                  33-85234                  22-2665282
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(State or other juris-            (Commission                (IRS Employer
diction of incorporation)         File Number)               Identification
                                                                Number)

7000 Boulevard East, Guttenberg, New Jersey                      07093
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(Address of principal executive office)                        (Zip Code)

Registrant's telephone number including area code-                (201) 854-7777
                                                  ------------------------------

                                 Not Applicable
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         (Former name and former address, as changed since last report)
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Item 5. Other Events

      On July 10, 1998, KTI, Inc. (the "Company" or the "Registrant") and certain of its subsidiaries, collectively, the "Borrowers", entered into a $150 million Revolving Credit Agreement (the "Revolving Credit Agreement") with KeyBank, National Association ("KeyBank"), both individually and as agent for other financial institutions. The Revolving Credit Agreement replaces the prior Revolving and Term Loan and Security Agreement (the "Loan and Security Agreement") with KeyBank, individually. The Loan and Security Agreement provided for a revolving line of credit for $30 million and a term loan of $7.5 million.

The Revolving Credit Agreement has the following principal terms:

A. The Revolving Credit Agreement may be used for general working capital purposes, issuance of letters of credit and for acquisitions. (Up to $15 million under the Revolving Credit Agreement may be used for the issuance of letters of credit.) Information packages must be submitted to the Lenders on acquisitions with a cost of $5 million or more (such cost includes, without limitation, any debt assumed with the assets acquired or owed by any acquired company in the case of a stock purchase and covenants not to compete, but does not include any "earnout" or other contingent payments). Acquisitions with a cost of $10 million or more require approval from Lenders holding in aggregate not less than a 75% participation in the Revolving Credit Agreement.

B. Loans may be obtained by any Borrower, based on either the Base Rate of KeyBank or on LIBOR, at the Borrower's option. All loans are the joint and several obligation of each Borrower. The actual rates paid on each Loan will vary, depending on the ratio of total senior funded debt to consolidated adjusted EBITDA, as determined from time to time.

C.    The Revolving Credit Agreement terminates on April 30, 2001.

D. The Revolving Credit Agreement is secured by all of the assets of the Company (other than certain assets pledged to third party lenders and the stock of the Company's K-C International, Ltd. subsidiary) and all of the assets (other than certain assets pledged to third party lenders) of the Company's subsidiaries, other than Data Destruction Services, Inc.; K-C International, Ltd., KTI Environmental Group, Inc.; Maine Energy Recovery Company, Limited Partnership; Penobscot Energy Recovery Company, Limited Partnership and Timber Energy Resources, Inc. Timber Energy Resources, Inc. issued its guaranty to KeyBank in connection with the Revolving Credit Agreement. KTI Environmental Group, Inc. has pledged its limited partnership interest in PERC Management Company Limited Partnership.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              KTI, Inc.
                                              (the Registrant)


Dated: July 10, 1998                      By: /s/ Martin J. Sergi
                                              ----------------------------------
                                              Name: Martin J. Sergi
                                              Title: President
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Item 7. Exhibits

Exhibit Number          Description
--------------          -----------

4.1 Revolving Credit Agreement dated July 10, 1998 among KTI, Inc. and the Subsidiary Borrowers, Jointly and Severally as the Borrower, KeyBank National Association and other financial institutions as Lenders and KeyBank National Association, as Agent. The schedules to this Exhibit do not contain information which is material to an investment decision and which is not otherwise disclosed in the Revolving Credit Agreement. The Company hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.

4.2                     News Release dated July 10, 1998